UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2023

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7078 Shady Oak Road
 Eden Prairie, Minnesota, 55344
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (952) 820-2518

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	STKL	The Nasdaq Stock Market LLC
Common Shares	SOY	The Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On October 17, 2023, SunOpta Inc. (the "Company") filed a Current Report on Form 8-K (the "Original 8-K") reporting that on October 12, 2023, the Company and its subsidiaries, Sunrise Growers, Inc. (the "US Subsidiary") and Sunrise Growers Mexico, S. de R.L. de C.V. and SunOpta Mx, S.A. de C.V. (the "Mexican Subsidiaries" and together with the Company and the US Subsidiary, "SunOpta") entered into an Asset Purchase Agreement ("APA") with Natures Touch Mexico, S. de R.L. de C.V. and Nature's Touch Frozen Fruits, LLC (the "Purchasers") to sell to the Purchasers certain of SunOpta's assets and liabilities related to the SunOpta's business of processing, packaging and selling individually quick frozen fruit for retail, foodservice and industrial applications in Edwardsville, Kansas and Jacona, Michoacan, Mexico, valued at $141 million, inclusive of $20 million of seller promissory notes due in three years (the "Transaction"). On October 12, 2023, the Company completed the Transaction in accordance with the terms of the APA.  This Form 8-K/A amends the original Form 8-K to include the unaudited pro forma condensed consolidated financial statements as at and for the two quarters ended July 1, 2023, and each of the three years in the period ended December 31, 2022.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) is filed as Exhibit 99.2 to this report and incorporated by reference in this Item 9.01(b)

(d) Exhibits

Exhibit No.	Description

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of SunOpta Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Jill Barnett

Jill Barnett
Chief Administrative Officer

Date	October 18, 2023